                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7
                                 $1,623,294,000
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C7
      CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3, CLASS A-SB, CLASS A-4,
           CLASS A-1A, CLASS A-M, CLASS A-MA, CLASS A-J AND CLASS A-JA

                             UNDERWRITING AGREEMENT

                                                            as of April 11, 2008

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Paul Vanderslice

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Emily Brooks Garriott

Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Global Commercial Real Estate
4 World Financial Center, 16th Floor
250 Vesey Street
New York, New York 10080
Attention: David M. Rodgers

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020
Attention: Warren Friend

Ladies and Gentlemen:

          Citigroup Commercial Mortgage Securities Inc., a Delaware corporation
("CCMS"), proposes to sell to Citigroup Global Markets Inc. ("CGMI"), Goldman,
Sachs & Co. ("Goldman"), Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and,
collectively with CGMI, Goldman and Merrill Lynch, the "Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the classes of commercial mortgage pass-through certificates that are identified on Schedule I hereto
(collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class Principal Balance") or notional amount (the initial "Class Notional Amount") set forth on Schedule I; provided that Merrill Lynch will not be an Underwriter with respect to the Class A-2A or

Class A-4 Certificates. The Registered Certificates, together with the other classes of commercial mortgage pass-through certificates of the same series
(collectively, the "Private Certificates" and, collectively with the Registered
Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of one or more trusts to be created by CCMS (such trust or trusts, individually and collectively, the "Trust" and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of multifamily and commercial mortgage loans (the "Mortgage Loans") that will have, as of the Cut-off Date (as defined in the Pooling and Servicing Agreement referred to below), after taking into account all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, an aggregate principal balance of approximately $1,849,908,472 (subject to a variance of plus or minus 5.0%).

          CCMS intends to sell the Private Certificates to CGMI and Goldman pursuant to a certificate purchase agreement dated as of the date hereof (the
"Certificate Purchase Agreement"), between CCMS, CGMI and Goldman.

          Certain of the Mortgage Loans will be acquired by CCMS from Citigroup
Global Markets Realty Corp. ("CGMRC" and such Mortgage Loans, the "CGMRC
Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "CGMRC Mortgage Loan Purchase Agreement"), between CGMRC, as seller, and CCMS, as purchaser. Certain other Mortgage Loans will be acquired by CCMS from Goldman Sachs Mortgage Company ("GSMC" and such Mortgage Loans, the
"GSMC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "GSMC Mortgage Loan Purchase Agreement"), between GSMC, as seller, and CCMS, as purchaser. CGMRC and GSMC are collectively referred to in this Agreement as the "Mortgage Loan Sellers"; and the CGMRC Mortgage Loan
Purchase Agreement and the GSMC Mortgage Loan Purchase Agreement are
collectively referred to in this Agreement as the "Mortgage Loan Purchase
Agreements".

          In connection with the sale by CGMRC to CCMS of the CGMRC Mortgage
Loans, CGMRC, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "CGMRC
Indemnification Agreement"). In connection with the sale by GSMC to CCMS of the
GSMC Mortgage Loans, GSMC, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "GSMC Indemnification
Agreement"). The CGMRC Indemnification Agreement and the GSMC Indemnification
Agreement are collectively referred to in this Agreement as the "Mortgage Loan
Seller Indemnification Agreements".

          The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement to be dated as of April 1, 2008 (the "Pooling and Servicing Agreement"), among CCMS as depositor, Capmark Finance Inc.
("Capmark") and Midland Loan Services, Inc. ("Midland") as master servicers
(each, in such capacity, a "Master Servicer" and, together in such capacity, the
"Master Servicers"), LNR Partners, Inc. ("LNR") as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A. ("Wells Fargo") as
trustee (in such capacity, the "Trustee").

                                        2

          In connection with the execution and delivery of the Pooling and
Servicing Agreement: (i) Wells Fargo, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the
"Trustee Indemnification Agreement"); (ii) Capmark, CCMS, CGMI and the other
Underwriters entered into an indemnification agreement dated as of the date hereof (the "Capmark Master Servicer Indemnification Agreement"); (iii) Midland,
CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Midland Master Servicer Indemnification
Agreement"); and (iv) LNR, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Special Servicer
Indemnification Agreement"). In addition, Wachovia Bank, National Association,
CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Wachovia Indemnification Agreement"). The
Trustee Indemnification Agreement, the Capmark Master Servicer Indemnification
Agreement, the Midland Master Servicer Indemnification Agreement, the Special
Servicer Indemnification Agreement, the Wachovia Indemnification Agreement and
the Mortgage Loan Seller Indemnification Agreements are collectively referred to in this Agreement as the "Indemnification Agreements".

          CCMS has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-141648) for the registration of the Registered Certificates under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective. The rules and regulations of the Commission promulgated under the
Securities Act are collectively referred to in this Agreement as the "Securities
Act Rules." As used in this Underwriting Agreement (this "Agreement" or this
"Underwriting Agreement"): (i) "Registration Statement" means the foregoing registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement, together with any information that is contained in the Prospectus (as defined below) that is deemed to be a part of and included in that registration statement pursuant to Rule 430B under the Securities Act as of the date hereof; (ii) "Base Prospectus" means the base prospectus included in the Registration Statement at the time it became effective, as amended or supplemented up to the date of filing of the Prospectus Supplement (as defined below) by any base prospectus filed with the Commission pursuant to paragraph
(b) of Rule 424 under the Securities Act; (iii) "Prospectus Supplement" means the prospectus supplement to the Base Prospectus, specifically relating to the
Registered Certificates and any amendment thereof or supplement thereto, filed or to be filed with the Commission pursuant to paragraph (b) of Rule 424 under the Securities Act, that is deemed to be part of and included in the
Registration Statement on the date hereof in accordance with paragraph (f) of
Rule 430B under the Securities Act; and (iv) "Prospectus" means the Base
Prospectus and the Prospectus Supplement.

          At or prior to the time when sales to purchasers of the Registered
Certificates were first made in accordance with Rule 159 under the Securities
Act, which was, in the case of the Class A-1A, Class A-MA and Class A-JA
Certificates, approximately 11:00 a.m. (New York City time) on April 9, 2008 and, in the case of the other Registered Certificates, approximately 3:30 p.m.
(New York City time) on the date hereof (as to any Registered Certificate, the
"Time of Sale"), CCMS had prepared the following information, which is as to any particular Registered Certificate collectively referred to as the "Time of Sale
Information": (i) the Base Prospectus dated April 4, 2008; (ii) the Free Writing
Prospectus (as defined below) dated April 7, 2008, relating to the Registered
Certificates and filed by CCMS pursuant to Rule 433 under the Securities Act
(the "Offering

                                        3

Prospectus"), which Free Writing Prospectus refers to itself therein as "this offering prospectus", consists of approximately 308 printed pages (not including annexes thereto) and was accompanied by the Base Prospectus dated April 4, 2008;
(iii) the Free Writing Prospectus dated April 1, 2008, in the form of a term sheet, relating to the Registered Certificates and filed by CCMS pursuant to
Rule 433 under the Securities Act (the "Term Sheet"), which Free Writing
Prospectus consists of approximately 94 pages; (iv) the Free Writing
Prospectus(es) attached hereto as or otherwise referenced on Exhibit A and disseminated through bloomberg.net prior to the Time of Sale for the Class A-1A,
Class A-MA and Class A-JA Certificates; and (v) solely in the case of the Class
A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and
Class A-J Certificates, the Free Writing Prospectus(es) attached hereto as or otherwise referenced on Exhibit B hereto and disseminated through bloomberg.net subsequent to the Time of Sale for the Class A-1A, Class A-MA and Class A-JA
Certificates and prior to the Time of Sale for the Class A-1, Class A-2A, Class
A-2B, Class A-3, Class A-SB, Class A-4, Class A-M and Class A-J Certificates.
If, subsequent to the date of this Agreement, CCMS and the Underwriters determine that, as to the investors in one or more Classes of the Registered
Certificates, such initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in those Classes of Registered Certificates, then "Time of Sale Information" for such investors shall refer to the information conveyed to such investors at the time of entry into the last such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").
For the purposes of this Underwriting Agreement, "Free Writing Prospectus" means a "free writing prospectus" within the meaning of Rule 405 under the Securities
Act; and "Issuer Free Writing Prospectus" means an "issuer free writing prospectus" within the meaning of Rule 433 under the Securities Act.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

          1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CCMS. CCMS represents and warrants to, and covenants with, each of the Underwriters that:

          (a) The Registration Statement has become effective under the
Securities Act. The aggregate principal amount of the Registered Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof. The
Registration Statement, as of the date it was declared effective (its "Effective
Date"), and the portion of the Registration Statement relating to the Registered
Certificates (including, without limitation, the Prospectus and, to the extent that they relate to the Registered Certificates, the documents incorporated by reference in the Registration Statement and the Prospectus), as of the deemed effective date thereof pursuant to Rule 430B under the Securities Act (its
"Deemed Effective Date") complied, complies and/or will comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules; and the information in the Registration Statement, as of its Effective Date, and the information in the portion of the Registration
Statement relating to the Registered Certificates (including, without limitation, the Prospectus), as of its Deemed Effective Date, did not, does not and/or will not, as applicable, contain an untrue statement of a material fact or omit to state any material fact required to be stated

                                        4

therein or necessary to make the statements therein not misleading, and the information in the Prospectus as of the date hereof, does not, and as of the
Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that CCMS makes no representation or warranty as to the Excluded Information (as defined below).

          The "Excluded Information" shall mean, collectively, the information contained in or omitted from the Registration Statement or the Prospectus or the
Time of Sale Information or any Issuer Free Writing Prospectus or any Issuer
Information (as defined below), or any revision, amendment or supplement to any of the foregoing, (i) in reliance upon and in conformity with written or electronic information furnished to CCMS by any Underwriter specifically for use in connection with the preparation of the Prospectus, or any revision, amendment or supplement thereto, the Time of Sale Information or any such Issuer Free
Writing Prospectus (collectively, the "Underwriter Information"), or (ii) to which the indemnities provided for in Section 2 of any of the Indemnification
Agreements are applicable in accordance with the respective terms thereof
(collectively, the "Third-Party Information"). It is hereby acknowledged that the information set forth on Schedule II hereto constitutes the only Underwriter
Information in the Offering Prospectus and the Prospectus.

          (b) If and to the extent that it has not done so already, CCMS will file the Prospectus with the Commission within the time period required under
Rule 424 and, in the event that it fails to do so, the CCMS shall file the
Prospectus with the Commission as soon as practicable thereafter.

          (c) With respect to each Class of Registered Certificates, the related
Time of Sale Information, at the applicable Time of Sale, did not, and at the
Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that CCMS makes no representation and warranty with respect to any
Excluded Information.

          (d) CCMS (including its agents and representatives other than the
Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Registered Certificates other than (i) the Prospectus, (ii) any document not constituting a prospectus under Section 2(a)(10)(a) of the
Securities Act, including, without limitation, any document that complies with
Rule 134 under the Securities Act, (iii) the Time of Sale Information, and (iv)
any other Free Writing Prospectus that complied or, if used after the date hereof, will comply in all material respects with the Securities Act and the
Securities Act Rules. Each Issuer Free Writing Prospectus prepared by or on behalf of CCMS or its affiliates or delivered to CCMS for filing in accordance with Section 9 has been filed or will be filed in accordance with Section 9 (to the extent required thereby). Each Issuer Free Writing Prospectus included under clause (iv) of the second preceding sentence, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information)

                                        5

omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that CCMS makes no representation or warranty with respect to any
Excluded Information.

          (e) As of the Closing Date, the Certificates will be duly authorized by CCMS, and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this
Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

          (f) Ernst & Young LLP ("Ernst & Young") is an independent public accountant for CCMS as required by the Securities Act and the rules and regulations thereunder.

          (g) As of the Closing Date, the Pooling and Servicing Agreement, the
Mortgage Loan Purchase Agreements and the Indemnification Agreements will each have been duly authorized, executed and delivered by CCMS and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the Mortgage Loan
Purchase Agreements will constitute a valid and binding agreement of CCMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

          (h) This Agreement has been duly authorized, executed and delivered by
CCMS and, assuming the valid authorization, execution and delivery hereof by the other parties hereto, will constitute a valid and binding agreement of CCMS enforceable against CCMS in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity, and except as enforcement thereof may be limited by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this
Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws.

          (i) CCMS has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting its business, except where the failure to be so qualified or to so comply, as the case may be, would not have a material adverse effect on the performance by CCMS of its obligations under this
Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase
Agreements. CCMS is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would have a material adverse effect on the performance by CCMS of its obligations under this Agreement, the Pooling and
Servicing Agreement or the Mortgage Loan Purchase Agreements.

                                        6

          (j) The issuance and sale of the Registered Certificates to the
Underwriters, the compliance by CCMS with the provisions of this Agreement, the
Indemnification Agreements, the Mortgage Loan Purchase Agreements, the Pooling
and Servicing Agreement and the Certificates and the consummation by CCMS of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability in the United States or any decision, order, decree or judgment of any judicial or other governmental body applicable to CCMS, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered
Certificates under the Securities Act, (B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing Agreement on or following the Closing Date, and (C)
such other approvals as have been obtained; provided that CCMS makes no representations or warranties as to any consent, approval, authorization, registration or qualification that may be required under state securities or
"blue sky" laws.

          (k) Neither the execution and delivery of this Agreement, the
Indemnification Agreements, the Mortgage Loan Purchase Agreements, the Pooling
and Servicing Agreement nor the issuance and delivery of the Certificates, nor the consummation by CCMS of any other of the transactions contemplated herein or therein, nor the fulfillment by CCMS of the terms of this Agreement, the
Indemnification Agreements, the Mortgage Loan Purchase Agreements, the Pooling
and Servicing Agreement and the Certificates, will (A) conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of CCMS, any statute or regulation currently applicable to CCMS or its properties, or any order or judgment currently applicable to CCMS or its properties of any arbiter, court, regulatory body, administrative agency or governmental body having jurisdiction over CCMS or its properties, or the terms of any indenture or other agreement or instrument to which CCMS is a party or by which it or any of its properties are bound, or (B) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture or other agreement to which CCMS is a party or by which it or any of its properties are bound.

          (l) There are no actions or proceedings against, or investigations of,
CCMS pending, or, to the knowledge of CCMS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this
Agreement, the Indemnification Agreements, the Mortgage Loan Purchase
Agreements, the Pooling and Servicing Agreement or the Registered Certificates,
(B) seeking to prevent the issuance of the Registered Certificates or the consummation by CCMS of any of the transactions contemplated by this Agreement, the Indemnification Agreements, the Mortgage Loan Purchase Agreements or the
Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by CCMS of its obligations under, or the validity or enforceability against CCMS of, this Agreement, the Indemnification Agreements, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or
the Registered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the
Prospectus.

          (m) CCMS has not received any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any
additional information. The Commission has not issued any stop order suspending the effectiveness of the Registration

                                        7

Statement, and CCMS has no knowledge of the institution or threatening of any proceeding for that purpose. CCMS has not received any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (n) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are or will be due and payable by CCMS as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Mortgage Loan Purchase
Agreements, the Pooling and Servicing Agreement and the Registered Certificates,
will have been paid at or prior to the Closing Date.

          (o) Neither CCMS nor the Trust is, and the sale of the Registered
Certificates in the manner contemplated by the Prospectus will not cause CCMS or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Pooling and Servicing Agreement
is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (p) At the time of the execution and delivery of the Pooling and
Servicing Agreement, CCMS (i) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of CCMS's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest
(collectively, "Liens") granted by or imposed upon CCMS, (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage
Loans or in the Pooling and Servicing Agreement or the Registered Certificates,
and (iii) will have the power and authority to transfer or cause the transfer of all of its right, title and interest in and to the Mortgage Loans to the Trustee and to sell the Registered Certificates to the Underwriters.

          (q) Upon delivery to the Underwriters of the Registered Certificates pursuant to this Agreement, each Underwriter will have good title to the
Registered Certificates purchased by such Underwriter, in each case free and clear of Liens granted or imposed upon CCMS.

          (r) The consideration received by CCMS upon the sale of the Registered
Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Registered Certificates.

          (s) CCMS (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Registered Certificates to the
Underwriters and (ii) is not selling the Registered Certificates to the
Underwriters with any intent to hinder, delay or defraud any of the creditors of
CCMS or on account of an antecedent debt.

          (t) The transfer of the Mortgage Loans to the Trust and the sale of the Registered Certificates to each of the Underwriters, at the Closing Date, will be treated by CCMS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

          (u) The statements set forth in the Prospectus under the caption
"Description of the Offered Certificates," insofar as they purport to constitute a summary of the terms of the

                                        8

Registered Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are correct in all material respects.

          (v) There has not been, and as of the Closing Date, there will not be, any material adverse change in the business operations, financial condition, properties or assets of CCMS since the date as of which information is given in the Prospectus that would have a material adverse effect on the ability of CCMS to perform its obligations under this Agreement, the Pooling and Servicing
Agreement or any Mortgage Loan Purchase Agreement.

          (w) CCMS possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and
CCMS has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of CCMS.

          (x) CCMS is not, and on the date on which the first bona fide offer of the Registered Certificates is made (within the meaning of Rule 164(h)(2) under the Securities Act) will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

          (y) Following the election of the Trustee in accordance with the
Pooling and Servicing Agreement to treat certain assets of the Trust Fund as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986
(the "Code"), and assuming compliance with the Pooling and Servicing Agreement and each of the Series 2007-GG11 Pooling and Servicing Agreement dated as of
October 1, 2007 among Greenwich Capital Commercial Funding Corp., as depositor,
Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee and the
Series CD 2007-CD5 Pooling and Servicing Agreement dated as of November 1, 2007 among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Capmark
Finance Inc. and Wachovia Bank, National Association, as master servicers, LNR
Partners, Inc., as special servicer, Wells Fargo Bank, N.A, as trustee and custodian, and Deutsche Bank Trust Company Americas, as certificate administrator and paying agent, in each case as in effect on the Closing Date, such assets will qualify as one or more REMICs and each Registered Certificate will qualify as a regular interest in one of such REMICs.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, CCMS agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from CCMS, their respective allotments of each class of Registered Certificates specified on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I (the "Purchase
Price").

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Registered
Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the
Underwriters and CCMS (such date and time of delivery of and payment for the
Registered Certificates being hereinafter referred to as the "Closing Date").
Delivery of each Underwriter's allotment of the Registered Certificates shall be

                                        9

made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of CCMS in same-day funds by federal funds wire (or by such other method as such Underwriter and CCMS may agree). Unless delivery is made through the facilities of The Depository Trust
Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the
Closing Date.

          CCMS agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before
3:00 p.m. New York City time on the business day prior to the Closing Date.

          4. OFFERING BY THE UNDERWRITERS. (a) It is understood that the
Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus. It is further understood that CCMS, in reliance upon Policy
Statement 105, has not filed and will not file an offering statement pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each
Underwriter therefore covenants and agrees with CCMS that sales of the
Registered Certificates made by such Underwriter in and from the State of New
York will be made only to institutional investors within the meaning of Policy
Statement 105.

          (b) Each Underwriter represents and warrants to, and agrees with, CCMS that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial
Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Registered Certificates in circumstances in which section 21(1) of the FSMA does not apply to CCMS; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Registered Certificates in, from or otherwise involving the United Kingdom.

          (c) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter hereby represents and warrants to, and agrees with,
CCMS that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant
Implementation Date") such Underwriter has not made and will not make an offer of the Registered Certificates to the public in that Relevant Member State other than:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has (1) an average of at least 250 employees during the last financial year, and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

               (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Depositor; or

                                       10

               (iv) in any other circumstances falling within Article 3 of the
     Prospectus Directive.

          For the purposes of this provision, the expression an "offer of the
Registered Certificates to the public" in relation to any Registered
Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the
Registered Certificates so as to enable an investor to decide to purchase or subscribe the Registered Certificates, as the same may be varied in that Member
State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          (d) No Underwriter shall offer or sell Registered Certificates in Hong
Kong by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the companies ordinance (Cap. 32) of Hong Kong, and no Underwriter shall issue any advertisement, invitation or document relating to the Registered
Certificates, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to Registered Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the securities and futures ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

          (e) No Underwriter shall offer or sell any Registered Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of
Japan (which term as used in this Agreement means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the securities and exchange law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

          (f) No Underwriter shall circulate or deliver any document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Registered Certificates, and no Underwriter shall offer or sell, or make an invitation for subscription or purchase of, Registered
Certificates, whether directly or indirectly, to persons in Singapore other than
(i) to an institutional investor under Section 274 of the Securities and Futures
Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1a), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          (g) No Underwriter shall take any action relating to the offer or sale of any of the Registered Certificates in any jurisdiction that would result in
CCMS being obligated to register or file any further prospectus or corresponding document relating to the Registered Certificates in such jurisdiction, other than as expressly contemplated hereby.

                                       11

          (h) If any Underwriter does not have an allocation of Registered
Certificates, then such Underwriter nevertheless acknowledges that it has actively participated in the marketing and distribution of the Registered
Certificates.

          (i) Each Underwriter hereby advises CCMS that it currently intends to make a market in the Registered Certificates, although it has no obligation to do so and may terminate such market making at any time.

          5. ADDITIONAL AGREEMENTS. CCMS and the Underwriters mutually agree that:

          (a) CCMS will not file any further supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the
Underwriters for their review prior to filing, and will not file any such proposed supplement to which the Underwriters reasonably object. CCMS will not file any amendment to the Registration Statement relating to or affecting the
Registered Certificates at any time subsequent to the date hereof and prior to the Closing Date, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed amendment to which the Underwriters reasonably object. Subject to the foregoing sentences, CCMS will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b)
under the Securities Act and, until the termination of the offering of the
Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any
additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by CCMS of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. CCMS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the
Securities Act or the rules and regulations of the Commission thereunder, CCMS promptly will, to the extent it has knowledge thereof, prepare and file with the
Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement that will correct such statement or omission or effect such compliance and will deliver a copy thereof to the Underwriters.

          (c) Upon request, so long as delivery of a prospectus relating to the
Registered Certificates is required under the Securities Act, CCMS will furnish to any Underwriter and counsel for such Underwriter, without charge, as many copies of the Prospectus and each Issuer Free Writing

                                       12

Prospectus prepared by or on behalf of CCMS and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

          (d) CCMS will arrange for the qualification of the Registered
Certificates for sale under the laws of such jurisdictions as CGMI may designate, maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that CCMS shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (e) CCMS will file any documents and any amendments thereof as may be required to be filed by it pursuant to the Securities Act and the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Securities Act and the Exchange Act, including, but not limited to, the filing with the Commission, to the extent required under Rule 433 of the Securities Act Rules, of all Free Writing
Prospectuses that CCMS is required to file under Section 9(c) hereof, within the time frames set forth in Section 9(d) hereof. Subject to compliance by each
Underwriter with the requirements of Section 9 hereof, CCMS represents and warrants that, to the extent required by Rule 433 under the Securities Act, CCMS has timely filed with the Commission any Free Writing Prospectuses contemplated to be filed by it under Section 9(c) hereof.

          (f) Each Underwriter agrees that its purchase of Registered
Certificates, at the Closing Date, will be treated by such Underwriter for financial accounting and reporting purposes as a sale of such Certificates by
CCMS and not as a pledge of such Certificates to secure a debt.

          (g) CCMS is not and shall not become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the
Investment Company Act.

          6. CONDITIONS TO THE OBLIGATIONS OF EACH UNDERWRITER AND CCMS. The
obligation of each Underwriter to purchase from CCMS, and the obligation of CCMS to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of
CCMS and such Underwriter contained herein as of the date hereof and as of the
Closing Date, to the accuracy of the statements of CCMS and such Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by CCMS and such Underwriter of their respective obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

          (a) All actions required to be taken and all filings required to be made by CCMS under the Securities Act prior to the Closing Date shall have been taken or made, and no stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

          (b) CCMS shall have furnished to the Underwriters:

               (i) an executed copy of the Pooling and Servicing Agreement;

                                       13

               (ii) an opinion of in-house counsel for CCMS, dated the Closing
     Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters;

               (iii) an opinion of Thacher Proffitt & Wood LLP, in its capacity as special counsel for CCMS, dated the Closing Date and addressed to the
     Underwriters, in form and substance reasonably acceptable to the
     Underwriters;

               (iv) a letter from Thacher Proffitt & Wood LLP, in its capacity as special counsel to CCMS, dated the Closing Date and addressed to the
     Underwriters, containing a statement substantially to the effect that, based on conferences and telephone conversations with representatives of
     CCMS, the Mortgage Loan Sellers, the Underwriters, the Trustee, the Master
     Servicers, the Special Servicer and their respective counsel (but, except as otherwise expressly set forth in that letter, without having reviewed any of the mortgage notes, mortgages or other documents relating to the
     Mortgage Loans, or any documents, records, agreements, ratings or portfolio data or any other information regarding the business or operations of the sponsors, the Trustee, the Master Servicers or the Special Servicer (other than the Pooling and Servicing Agreement and the Mortgage Loan Purchase
     Agreements) or made any inquiry of any originator of any Mortgage Loan not referenced above and without having made any independent check or verification of the statements contained in the Prospectus or the Time of
     Sale Information), nothing has come to such counsel's attention that would lead it to believe that the Time of Sale Information (when read as a whole), at the Time of Sale, or the Prospectus, at the date of the
     Prospectus Supplement or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not comment on (i) information regarding any party to any agreement other than CCMS, (ii) information regarding the Mortgage Loans or the related mortgaged real properties, (iii) the servicing and administration of the Outside Serviced Trust Mortgage Loans (as defined in the Pooling and Servicing Agreement), (iv) statistical, accounting, numerical or other financial information, (v) information contained in any accompanying computer disk, CD-ROM or other electronic media, (vi)
     information incorporated by reference and (vii) other marketing materials including without limitation any ABS informational and computational materials used in reliance on Rule 167 under the Securities Act;

               (v) copies of all legal opinion letters delivered to the Rating
     Agencies by Thacher Proffitt & Wood LLP, in its capacity as special counsel to CCMS, in connection with the issuance of the Registered Certificates, with each such opinion letter to be either addressed to the Underwriters or accompanied by a letter signed by Thacher Proffitt & Wood LLP stating that the Underwriters may rely on such opinion letter as if it were addressed to them as of the date thereof;

               (vi) a good standing certificate regarding CCMS from the
     Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

                                       14

               (vii) a certificate of CCMS, dated the Closing Date and signed by an executive officer or authorized signatory of CCMS, to the effect that
     (A) the representations and warranties of CCMS herein and in the Pooling and Servicing Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and (B) CCMS has in all material respects complied with all the agreements and satisfied all the conditions on its part set forth herein to be performed or satisfied at or prior to the Closing Date; and

               (viii) an officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of CCMS, to the effect that each individual who, as an officer or representative of CCMS, signed this Agreement, the Certificate Purchase Agreement, the Indemnification
     Agreements, the Mortgage Loan Purchase Agreements, the Pooling and
     Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Certificate Purchase Agreement, the Indemnification
     Agreements, the Mortgage Loan Purchase Agreements or the Pooling and
     Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures, which officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of CCMS) of the organizational documents of CCMS, as in effect on the Closing Date, and of the resolutions of CCMS and any required shareholder consent relating to the transactions contemplated in this
     Agreement, the Certificate Purchase Agreement, the Indemnification
     Agreements, the Mortgage Loan Purchase Agreements and/or the Pooling and
     Servicing Agreement.

          (c) The Underwriters shall have received, with respect to each of the
Master Servicers, the Special Servicer and the Trustee a favorable opinion of counsel, dated the Closing Date, addressing the valid existence and good standing of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing
Agreement by such party, the enforceability of the Pooling and Servicing
Agreement against such party (subject to such limitations as are reasonably acceptable to the Underwriters) and such other matters as the Underwriters may reasonably request. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion need cover only the laws of the jurisdiction in which the party on whose behalf such opinion is being rendered is organized, the laws of the State of New
York and the federal law of the United States.

          (d) The Underwriters shall have received such other documents, certificates and opinions regarding the Master Servicers, the Special Servicer and the Trustee as the Underwriters may reasonably request.

                                       15

          (e) CCMS and the Underwriters shall have received from Ernst & Young, certified public accountants, various comfort letters, dated, as applicable, the date of the Prospectus Supplement or such other date acceptable to CCMS and the
Underwriters, in form and substance reasonably satisfactory to the Underwriters, stating in effect that:

               (i) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Time of Sale Information, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter(s);

               (ii) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter(s);

               (iii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clauses (i) and (ii)
     to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless otherwise noted in such letter; and

               (iv) they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they confirmed such other agreed upon information of an accounting, financial or statistical nature included in the Prospectus Supplement as the
     Underwriters may request.

          (f) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller and/or any affiliate thereof in connection with the sale of Mortgage Loans by such Mortgage Loan Seller to CCMS, pursuant to the related Mortgage Loan
Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller, any affiliate thereof or any of their respective officers and representatives, to the same extent that CCMS may so rely, and each such opinion addressed to CCMS shall also be addressed to the Underwriters or shall be accompanied by a letter signed by the counsel that rendered such opinion stating that the Underwriters may rely on such opinion as if it were addressed to them.

          (g) The Underwriters shall have been furnished with such other documents and opinions as the Underwriters may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Registered
Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

          (h) The Mortgage Loan Sellers shall have sold the Mortgage Loans to
CCMS, pursuant to the respective Mortgage Loan Purchase Agreements.

                                       16

          (i) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CCMS that CGMI concludes, in its opinion after consultation with CCMS and the other Underwriters, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the
Registered Certificates as contemplated by the Prospectus.

          (j) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded or qualified.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) Subject to Section 7(c), CCMS
agrees to indemnify and hold harmless each Underwriter, each of its officers and directors and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the
Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such expense, loss, claim, damage, liability or action, or (B) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer
Free Writing Prospectus prepared by or on behalf of CCMS or any Issuer
Information (as defined in Section 9(a)) contained in any Underwriter Free
Writing Prospectus (as defined in Section 9(a)), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein
(when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by CCMS or any
Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale; provided that CCMS shall not be liable under the indemnity agreement in this Section 7(a) to the extent that any such expense, loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated by this
Section 7(a) that was made in the Excluded Information or (ii) any material breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by any Underwriter pursuant to Section 9; and
provided, further, that CCMS shall not be liable under the indemnity agreement in this Section 7(a) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated in this Section (7)(a) as to which any Underwriter has agreed to indemnify CCMS pursuant to Section 7(b).
This indemnity agreement will be in addition to any liability that CCMS may otherwise have.

                                       17

          (b) Subject to Section 7(c), each Underwriter, severally and not jointly, agrees to indemnify and hold harmless CCMS, each of its officers and directors and each person who controls CCMS within the meaning of either the
Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the Securities Act, the
Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information (insofar as the Underwriter Information relates to such Underwriter), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any untrue statements or alleged untrue statements of a material fact made in any
Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omissions or alleged omissions to state in such Underwriter Free Writing
Prospectus a material fact necessary in order to make the statements therein
(when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided that such
Underwriter shall not be liable under the indemnity agreement in this Section
7(b) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated by this Section 7(b) that was caused by or resulted from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by CCMS or any
Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale or (B) any material breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by CCMS pursuant to Section 9; and provided, further, that the indemnity in clause (ii)
of this sentence above will not apply if such untrue statement or alleged untrue statement or omission or alleged omission was also an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus or any Issuer Free Writing Prospectus, to which untrue statement or alleged untrue statement or omission or alleged omission the indemnity agreement in Section
7(a) applies. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

          (c) Promptly after receipt by an indemnified party under Section 7(a)
or Section 7(b) above of notice of the commencement of any suit, action, proceeding (including, without limitation, any governmental or regulatory investigation), claim or demand, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a)
or Section 7(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b); provided, however, that any increase in such liability under Section 7(a) or Section 7(b), as applicable, as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party;
provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party

                                       18

shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in addition to local counsel) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), representing the indemnified party or parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i)
or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under Section 7(a) or Section 7(b) for any settlement of any litigation, proceeding, action or claim effected without its consent unless (i)
at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under Section 7(a) or Section 7(b), as applicable, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (iii) the indemnified party shall have received written notice of the proposed settlement and (iv) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder
(whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) If the indemnification provided for in Section 7(a) or Section
7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable to any indemnified party on grounds of public policy or otherwise or is insufficient in respect of any expenses, losses, claims, damages or liabilities referred to in and intended to be covered under Section 7(a) or
Section 7(b), then the indemnifying party shall contribute to the aggregate expenses, losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same)
to which such indemnified party may be subject

                                       19

and which were intended to be covered under such Section 7(a) or Section 7(b), as the case may be, as follows:

               (i) in the case of any such expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(a) above, in such proportion so that the applicable Underwriter is responsible for that portion represented by the percentage that the total underwriting discounts, commissions and/or fees received by such Underwriter bear to the sum of such discounts, commissions and/or fees received by the Underwriters and the total purchase price of the Registered Certificates specified in Schedule I hereto and CCMS is responsible for the balance (or, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 7(c) or in the last paragraph of this Section 7(d), in such proportion as is appropriate to reflect not only such financial considerations but also the factors referred to in the immediately following clause (ii)); provided, however, that in no case shall any
     Underwriter be responsible under this clause (i) for more than the amount, if any, by which the underwriting discounts, commissions and fees applicable to the Registered Certificates purchased by such Underwriter hereunder exceeds any damages otherwise paid by such Underwriter with respect to any expense, loss, claim, damage or liability (or action in respect thereof); and

               (ii) in the case of any expenses, losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(b) above, in such proportion as is appropriate to reflect the relative fault of CCMS on the one hand and the applicable
     Underwriters on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission which resulted in such expenses, losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.
     The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that is the basis for such expense, loss, claim, damage or liability results from information prepared by CCMS on the one hand or the applicable Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          CCMS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation which does not take account of the equitable considerations referred to above in this subsection (d).

          Notwithstanding the foregoing, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the
Exchange Act and each officer and director of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls CCMS within the meaning of either the Securities Act or the Exchange Act and each officer and director of CCMS shall have the same rights to contribution as CCMS.
Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such

                                       20

party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

          (e) The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in any subsection of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (except where the indemnified party is required to bear such expenses pursuant to this Agreement), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by an indemnifying party are subsequently determined not to be required to be borne by such indemnifying party hereunder, the indemnified party that received such payment shall promptly refund the amount so paid to such indemnifying party.

          (f) Each Underwriter agrees to indemnify and hold harmless each other
Underwriter, such other Underwriter's officers and directors and each person who controls such other Underwriter within the meaning of the Securities Act or the
Exchange Act: (a) to the same extent that the indemnifying Underwriter has agreed to indemnify and hold harmless CCMS pursuant to Section 7(b); and (b)
against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the indemnified Underwriter or any such officer, director or controlling person of the indemnified Underwriter may become subject under the
Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 9.

          8. FEES AND EXPENSES. Except as provided in any other particular section hereof, each Underwriter shall be responsible only for the costs and expenses (including, but not limited to, the costs of any counsel retained thereby) actually incurred by such Underwriter in connection with the transactions contemplated by this Agreement, and otherwise, the costs and expenses incurred in connection with the transactions herein contemplated shall be payable by the Mortgage Loan Sellers, as and to the extent provided in the respective Mortgage Loan Purchase Agreements, or by CCMS. CCMS and the
Underwriters acknowledge and agree that each Underwriter shall be, and the
Mortgage Loan Purchase Agreements shall provide that each Underwriter shall be, a third party beneficiary of each Mortgage Loan Seller's obligations to pay the securitization costs, fees and expenses specified in Section 7 of the related
Mortgage Loan Purchase Agreement.

          9. FREE WRITING PROSPECTUSES.

          (a) In connection with the offering of the Registered Certificates, the Underwriters may each prepare and provide to prospective investors Free
Writing Prospectuses, or

                                       21

portions thereof, which CCMS is required to file with the Commission in electronic format and will use reasonable efforts to provide to CCMS such Free
Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or
Microsoft Excel(R) format and not in a PDF, except to the extent that CCMS, in its sole discretion, waives such requirements, subject to the following conditions and any additional conditions set forth in any other subsection of this Section 9 (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

               (i) Unless preceded or accompanied by the Prospectus, the
     Underwriters shall not convey or deliver any written communication (other than the Prospectus) to any person in connection with the initial offering of the Registered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes Time of Sale Information, (3) constitutes an Underwriter Free Writing Prospectus
     (as defined below) (that does not constitute Time of Sale Information) that has been approved by CCMS in advance of its use, or (4) contains no more than the following: (x) information relating to the class, size, rating, price, CUSIP, coupon, yield, spread, benchmark, status and/or legal maturity date, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Registered
     Certificates, (y) the eligibility of the Registered Certificates to be purchased by ERISA plans and (z) a column or other entry showing the status of the subscriptions of the Registered Certificates (both for the issuance as a whole or for the Underwriter's retention) and/or expected pricing parameters of the Registered Certificates (provided that to the extent any of the information in clauses (x) through (z) constitutes a description of terms not permitted under Rule 134, then such information will be included in a description of the final terms of the Registered Certificates that is filed as a Free Writing Prospectus).

               (ii) Each Underwriter shall deliver (and, if used on or prior to the date hereof, represents and warrants that it has delivered) to CCMS, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by CCMS: (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus") and that contains any "issuer information," as defined in Rule 433(h) under the Securities
     Act and footnote 271 of the Commission's Securities Offering Reform Release
     No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Third-Party Information covered by the indemnity agreements set forth in any of the Indemnification Agreements);
     and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Registered Certificates. Notwithstanding the foregoing, any
     Free Writing Prospectus that contains only ABS Informational and
     Computational Materials (as defined below) may be delivered by an
     Underwriter to CCMS not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or such later date as may be agreed to by CCMS or (B)
     the date of first use of such Free Writing Prospectus.

                                       22

          (b) Each Underwriter represents and warrants to CCMS that:

               (i) The Free Writing Prospectuses that were prepared by or on behalf of such Underwriter or an affiliate thereof complied or, if used after the date hereof, will comply in all material respects with the
     Securities Act and the Securities Act Rules.

               (ii) The Free Writing Prospectuses furnished or to be furnished to CCMS by such Underwriter pursuant to or as contemplated by Section
     9(a)(ii) or Section 9(e) hereof will constitute all Free Writing
     Prospectuses of the type described in such section that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Registered Certificates.

               (iii) The Free Writing Prospectuses furnished or to be furnished to CCMS by such Underwriter pursuant to Section 9(a)(ii) hereof will constitute all Free Writing Prospectuses furnished to a sponsor or servicer
     (as defined in Item 1101 of Regulation AB) for use or referral by any such person in connection with its offer and sale of the Registered
     Certificates.

               (iv) Each Free Writing Prospectus provided or required to be provided by it to CCMS pursuant to or as contemplated by Section 9(a)(ii)
     hereof did not, as of the Time of Sale, and will not, as of the Closing
     Date, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer
     Information, which information was not corrected by Corrective Information subsequently supplied by CCMS, any other Underwriter or any Mortgage Loan
     Seller to such Underwriter within a reasonable period of time prior to the
     Time of Sale.

               (v) Such Underwriter has not and will not convey any ABS
     Informational and Computational Material in reliance upon Rule 167 and Rule
     426 under the Securities Act. ABS Informational and Computational Material
     shall mean "ABS informational and computational material" as defined in
     Item 1101 of Regulation AB.

          (c) CCMS agrees to file with the Commission the following:

               (i) each Issuer Free Writing Prospectus that was prepared by or on behalf of CCMS or its affiliates or delivered to CCMS for filing;

               (ii) any Free Writing Prospectus or portion thereof delivered by any Underwriter to CCMS pursuant to Section 9(a)(ii) or Section 9(e)
     hereof; and

               (iii) any Free Writing Prospectus for which CCMS or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with CCMS or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications;

                                       23

provided, however, that CCMS shall not be required to file (1) Issuer
Information contained in any Underwriter Free Writing Prospectus or Free Writing
Prospectus of any other offering participant other than CCMS, if such information is included or incorporated by reference in a prospectus or Free
Writing Prospectus previously filed with the Commission that relates to the offering of the Registered Certificates, or (2) any Free Writing Prospectus or
portion thereof that contains a description of the Registered Certificates or the offering of the Registered Certificates which does not reflect the final terms thereof or (3) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (d) Any Free Writing Prospectus required to be filed pursuant to
Section 9(c) hereof by CCMS shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus (subject, in the case of any Free Writing Prospectus required to be filed pursuant to Section 9(c)(ii)
hereof, to compliance by the Underwriters with Section 9(a)(ii) or Section 9(e), as applicable, hereof), except that:

               (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the
     Registered Certificates shall be filed by CCMS with the Commission within two days of the later of the date such final terms have been established for all classes of Registered Certificates and the date of first use;

               (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by CCMS with the Commission not later than the later of the due date for filing the final Prospectus relating to the Registered
     Certificates pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus; and

               (iii) any Free Writing Prospectus required to be filed pursuant to Section 9(c)(iii) shall, if no payment has been made or consideration has been given by or on behalf of CCMS for the Free Writing Prospectus or its dissemination, be filed by CCMS with the Commission not later than four business days after CCMS becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

          (e) Each Underwriter shall provide to CCMS for filing with the
Commission the following:

               (i) any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination, not later than the date of the first use of such Free Writing Prospectus; and

               (ii) any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with CCMS or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of CCMS or any other offering participant, not later than four business

                                       24

     days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus;

provided, however, that no Underwriter shall be required to provide to CCMS (1)
any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Registered Certificates, or (2) any Free Writing
Prospectus that does not contain substantive changes from or additions to a Free
Writing Prospectus previously filed with the Commission.

          (f) CCMS and each Underwriter agree that any Free Writing Prospectuses prepared by it shall contain the following legend or a substantially equivalent legend that complies with Rule 433 of the Securities Act and that has been approved by CCMS:

               The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting
               EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
               Citigroup-DCM-Prospectus@Citigroup.com.

          (g) CCMS and the respective Underwriters each agrees to retain all
Free Writing Prospectuses that it has used and that are not required to be filed with the Commission for a period of three years following the initial bona fide offering of the Registered Certificates.

          (h) If CCMS becomes aware that, as of the Time of Sale, any information in an Issuer Free Writing Prospectus or any Issuer Information
contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing
Prospectus"), then CCMS shall notify the Underwriters of such untrue statement or omission within one business day after discovery and CCMS shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing
Prospectus that corrects the material misstatement or omission in the Defective
Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a
"Corrected Issuer Free Writing Prospectus"). If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus (other than any Issuer Information contained therein) delivered to an investor in any
Registered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a
"Defective Underwriter Free Writing Prospectus" and, together with a Defective
Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), then such

                                       25

Underwriter shall notify CCMS of such untrue statement or omission within one business day after discovery.

          The Underwriters shall, if requested by CCMS:

               (i) if the Defective Free Writing Prospectus was an Underwriter
     Free Writing Prospectus, the Underwriter that prepared such Defective Free
     Writing Prospectus shall prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing
     Prospectus (together with a Corrected Issuer Free Writing Prospectus, a
     "Corrected Free Writing Prospectus");

               (ii) either (A) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (B) deliver the Corrected Free
     Writing Prospectus to each investor which received the Defective Free
     Writing Prospectus, clearly identifying or highlighting the Corrective
     Information together with information regarding (1) reformation of the contract of sale and (2) an ability to elect to terminate or not terminate the prior contract of sale, each as consistent with the Underwriter's good faith interpretation of the requirements of Commission's Securities
     Offering Reform Release No. 33-8591, provide such investor with an opportunity to affirmatively agree in writing to purchase the subject
     Registered Certificates on the terms described in the Corrected Free
     Writing Prospectus; and

               (iii) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section
     IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

          In connection with clause (i) of the prior paragraph, if the Defective
Free Writing Prospectus was an Underwriter Free Writing Prospectus, then the
Corrected Free Writing Prospectus will be prepared by the Underwriter that prepared such Defective Free Writing Prospectus.

          If the Defective Free Writing Prospectus was an Issuer Free Writing
Prospectus and the defective information was not provided by any party that would be obligated to indemnify the Underwriters under the Indemnification
Agreements, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, then CCMS agrees to reimburse the Underwriters for such costs;
provided that, before incurring such costs, the Underwriters first permit CCMS access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

          (i) Each Underwriter covenants with CCMS that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Registered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

          10. TERMINATION. This Agreement may be terminated by notice given to
CCMS, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of CCMS to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason CCMS shall be

                                       26

unable to perform in all material respects its obligations under this Agreement.
This Agreement also may be terminated by the Underwriters, by notice given to
CCMS prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange or in any over-the-counter market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or any material disruption in commercial banking or securities settlement or clearance services in the United States, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters after consultation with CCMS, impracticable or inadvisable to market the Registered Certificates or otherwise proceed with the public offering or the delivering of the Registered
Certificates on the terms and in the manner contemplated in the Time of Sale
Information and the Prospectus.

          11. DEFAULT BY AN UNDERWRITER. If any Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated (in proportion to their respective allocations set forth in Schedule I) to take up and pay for the Registered
Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the purchase price of the
Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate purchase price of the
Registered Certificates, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the
Registered Certificates, and if such nondefaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters or CCMS. In the event of a default by an Underwriter as set forth in this Section 11, the Closing Date for the
Registered Certificates shall be postponed for such period, not exceeding ten
(10) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to CCMS and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

          12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of
CCMS, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the
Underwriters, CCMS or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

          13. BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                                       27

          14. APPLICABLE LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said State. Each of the Underwriters and CCMS irrevocably
(i) submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America for the Southern District
of New York for the purpose of any action or proceeding relating to this
Agreement; (ii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum in any action or proceeding in any such court; (iii)
agrees that a final judgment in any action or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law; and (iv) consents to service of process upon it by mailing a copy thereof by certified mail addressed to it as provided for notices hereunder.

          15. NO FIDUCIARY DUTY. CCMS hereby acknowledges that (a) the purchase and sale of the Registered Certificates pursuant to this Agreement is an arm's-length commercial transaction between CCMS, on the one hand, and the several Underwriters, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of CCMS, (c) its engagement of the Underwriters in connection with the offering of the Registered Certificates is as independent contractors and not in any other capacity, (d) no Underwriter has assumed an advisory or fiduciary responsibility in favor of CCMS with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising CCMS on other matters) or any other obligation to CCMS except the obligations expressly set forth in this Agreement and (e) CCMS has consulted its own legal and financial advisors to the extent it deemed appropriate. Furthermore, CCMS agrees that it is solely responsible for making its own judgments in connection with the offering of the Registered Certificates (irrespective of whether the
Underwriters have advised or are currently advising CCMS on related or other matters). CCMS agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to CCMS, in connection with such transaction or the process leading thereto.

          16. MISCELLANEOUS. This Agreement supersedes all prior or
contemporaneous agreements and understandings between CCMS and any of the
Underwriters relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and that taken together shall constitute one and the same instrument.

          17. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to any Underwriter, will be delivered to such Underwriter at the address, and to the attention of the person or group, set forth on page 1 of this Agreement; and, if sent to CCMS, will be delivered to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th
Floor, New York, New York 10013, Attention: Angela Vleck (with a copy to Ryan
O'Connor, at 388 Greenwich Street, 11th Floor, New York, New York 10013), and,
solely for purposes of Sections 5(e), 9(a)(ii) and 9(e) hereof, Thacher Proffitt
& Wood LLP, 2 World Financial Center, New York, New York 10281, Attention:
William J. Cullen; or, in each such case, to such other address,

                                       28

or to the attention of such other person or group, as may be forwarded by any such party to the other parties hereto in writing.

          18. WAIVER OF JURY TRIAL. CCMS and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                       29

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between you and CCMS.

                                        Very truly yours,

                                        CITIGROUP COMMERCIAL MORTGAGE SECURITIES
                                        INC.

                                        By: /s/ Angela Vleck
                                            ------------------------------------
                                            Name: Angela Vleck
                                            Title: Vice President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Angela Vleck
    ----------------------------------
    Name: Angela Vleck
    Title: Managing Director

GOLDMAN, SACHS & Co.

By: /s/ Goldman, Sachs & Co.
    ----------------------------------
    (Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By: /s/ Robert J. Spinna
    ----------------------------------
    Name: Robert J Spinna
    Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Warren H. Friend
    ----------------------------------
    Name: Warren H. Friend
    Title: Managing Director

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-141648 filed by CCMS on Form S-3 and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:

Commercial Mortgage Pass-Through Certificates, Series 2008-C7, Class A-1, Class
A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class
A-MA, Class A-J and Class A-JA Certificates.

Underwriting Agreement, dated as of April 11, 2008

                                        INITIAL CLASS PRINCIPAL        INITIAL              RATING
CLASS DESIGNATION   PURCHASE PRICE(1)          BALANCE(2)         PASS-THROUGH RATE   BY S&P/MOODY'S(3)
-----------------   -----------------   -----------------------   -----------------   -----------------

       A-1              100.24922%             $ 18,100,000              5.271%             AAA/Aaa
      A-2A              100.49883%             $103,584,000              6.034%             AAA/Aaa
      A-2B              100.04520%             $225,000,000              6.095%             AAA/Aaa
       A-3               98.58810%             $ 77,953,000              6.095%             AAA/Aaa
      A-SB               99.37434%             $ 74,332,000              6.095%             AAA/Aaa
       A-4               99.91990%             $623,468,000              6.095%             AAA/Aaa
      A-1A              100.49773%             $172,498,000              6.009%             AAA/Aaa
       A-M               90.11537%             $160,348,000              6.095%             AAA/Aaa
      A-MA               91.14990%             $ 24,643,000              6.095%             AAA/Aaa
       A-J               77.45331%             $124,271,000              6.095%             AAA/Aaa
      A-JA               78.37557%             $ 19,097,000              6.095%             AAA/Aaa

----------
(1)  Exclusive of interest.

(2)  Subject to a variance of plus or minus 5.0%.

(3)  By each of Standard and Poor's Ratings Services, a division of The McGraw
     Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc.
     ("Moody's").

PURCHASE PRICE: The purchase prices set forth in the above schedule for each
Class of Registered Certificates is expressed as a percentage of the initial
Class Principal Balance of such Class, is rounded to the nearest 1/100,000th, and is to be accompanied by interest on the initial Class Principal Balance of such Class of Registered Certificates at the initial Pass-Through Rate for such
Class from April 1, 2008 to but not including the Closing Date.

CLOSING TIME, DATE AND LOCATION: 10:00 a.m. New York City time on April 25, 2008 at the offices Thacher Proffitt & Wood LLP, 2 World Financial Center, New York,
New York 10281.

ISSUANCE AND DELIVERY OF REGISTERED CERTIFICATES: Each class of Registered
Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of
The Depository Trust Company in minimum denominations of initial principal balance of $10,000 and integral multiples of $1 in excess thereof.

                                     Sch-I-1

ALLOCATION OF CERTIFICATES AMONG UNDERWRITERS

                                                                   PRINCIPAL AMOUNT
                                                                 OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)                         CLASS   CERTIFICATES TO BE PURCHASED
--------------------------------------------------   -----   ----------------------------

Citigroup Global Markets Inc.                         A-1             $ 10,536,852
388 Greenwich Street                                 A-2A             $ 60,301,066
New York, New York 10013                             A-2B             $130,982,968
                                                      A-3             $ 45,380,068
                                                     A-SB             $ 43,272,116
                                                      A-4             $362,949,730
                                                     A-1A             $100,419,111
                                                      A-M             $ 93,346,031
                                                     A-MA             $ 14,345,837
                                                      A-J             $ 72,343,931
                                                     A-JA             $ 11,117,252

Goldman, Sachs & Co.                                  A-1             $  7,563,148
85 Broad Street                                      A-2A             $ 43,282,934
New York, New York 10004                             A-2B             $ 94,017,032
                                                      A-3             $ 32,572,932
                                                     A-SB             $ 31,059,884
                                                      A-4             $260,518,270
                                                     A-1A             $ 72,078,889
                                                      A-M             $ 67,001,969
                                                     A-MA             $ 10,297,163
                                                      A-J             $ 51,927,069
                                                     A-JA             $  7,979,748

Merrill Lynch, Pierce, Fenner & Smith Incorporated    A-1             $          0
c/o Global Commercial Real Estate                    A-2A                  N/A
4 World Financial Center, 16th Floor                 A-2B             $          0
250 Vesey Street                                      A-3             $          0
New York, New York 10080                             A-SB             $          0
                                                      A-4                  N/A
                                                     A-1A             $          0
                                                      A-M             $          0
                                                     A-MA             $          0
                                                      A-J             $          0
                                                     A-JA             $          0

Morgan Stanley & Co. Incorporated                     A-1             $          0
1221 Avenue of the Americas                          A-2A             $          0
New York, New York 10020                             A-2B             $          0
                                                      A-3             $          0
                                                     A-SB             $          0
                                                      A-4             $          0
                                                     A-1A             $          0
                                                      A-M             $          0
                                                     A-MA             $          0
                                                      A-J             $          0
                                                     A-JA             $          0

                                     Sch I-2

                                   SCHEDULE II

          The Underwriter Information in each of the Offering Prospectus and the
Prospectus Supplement consists of: (a) the first, fourth and fifth sentences of the penultimate paragraph, and the entire last paragraph, above the names/logos of the Underwriters on the cover page; and (b) the second sentence of the first paragraph, the entire second paragraph, the first sentence of the third paragraph, the first sentence of the fifth paragraph, the entire sixth paragraph and the entire seventh paragraph under the heading "Method of Distribution".

                                     Sch II-1

                                    EXHIBIT A

     SELECT FREE WRITING PROSPECTUSES AS OF TIME OF SALE FOR THE CLASS A-1A,
                     CLASS A-MA AND CLASS A-JA CERTIFICATES

Sent: Friday, April 04, 2008 4:05 PM
Subject: CGCMT 2008-C7 DEAL *UPDATED STRUCTURE* PUBLIC CLASSES

CGCMT 2008-C7     $1.62bn
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Book Runners:     Citigroup Global Markets Inc. and Goldman Sachs & Co.
Co-Lead Managers: Citigroup Global Markets Inc. and Goldman Sachs & Co.
Co-Managers:      Merrill Lynch & Co. and Morgan Stanley & Co., Inc.

Rating Agencies:  S&P / Moody's

Loan Sellers:     Citigroup Global Markets Realty Corp. (58.2%)
                  Goldman Sachs Mortgage Company (41.8%)

** UPDATED STRUCTURE **

          Ratings      Class     WAL     Principal      Sub
Class   S&P/Moody's     Size    (yrs)      Window      Levels
-----   -----------   -------   -----   -----------   -------
A-1       AAA/Aaa      18.100    2.29   05/08-01/12   30.000%
A-2A      AAA/Aaa     103.584    4.16   01/12-10/12   30.000%
A-2B      AAA/Aaa     225.000    5.21   07/13-07/13   30.000%
A-3       AAA/Aaa      77.953    6.26   06/14-11/14   30.000%
A-SB      AAA/Aaa      74.332    7.12   10/12-04/17   30.000%
A-4       AAA/Aaa     623.468    9.24   04/17-09/17   30.000%
A-1A      AAA/Aaa     172.498    8.86   05/08-10/17   30.000%
A-M       AAA/Aaa     160.348    9.38   09/17-10/17   20.000%
A-MA      AAA/Aaa      24.643    9.46   10/17-10/17   20.000%
A-J       AAA/Aaa     124.271    9.50   10/17-12/17   12.250%
A-JA      AAA/Aaa      19.097    9.50   10/17-11/17   12.250%

Please see attached "UPDATED STRUCTURE.PDF" for details.

Expected Settle: April 25, 2008

Collateral:      97 Loans / 162 Properties
DSCR/LTV:        1.37x / 66.7%

Property Type:   Office 34.9%, Retail 28.3%, Hotel 15.2%,
                 Multifamily 11.7%, Industrial 4.2%, Other 5.7%

Geographic:      NY 18.4%, AZ 12.4%, LA 6.3%, MI 6.0%, AL 5.8%

Top 10 Loans:    47.5% of the pool, DSCR 1.42x, LTV: 63.7%

Top 3 Trust Assets             Balance      DSCR    LTV   %UPB
-------------------------   ------------   -----   ----   ----
One Liberty Plaza           $250,000,000   1.42x   56.7%  13.5%
Scottsdale Fashion Square   $225,000,000   1.48x   60.8%  12.2%
CGM RRI Hotel Portfolio     $ 68,428,702   1.33x   72.2%   3.7%

Expected Deal Timing:

[Apr 7]:   Red Available
[Apr 7-8]: Presales Available
[Apr 7-8]: Price Guidance
[_]:       Launch & Price

*    Call the desk to schedule roadshow meetings or conference calls*

This offering is available on the IDeal system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF MORTGAGE-BACKED
SECURITIES The mortgage-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that the mortgage-backed securities, and the mortgage pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may vary from the description in these materials, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No.
333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Goldman, Sachs & Co. will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526. Alternatively, the depositor, Citigroup Global Markets Inc. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@citigroup.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY
LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING
TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN
OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED, (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL, OR (4)
DISCLAIMERS OF LIABILITY OR RESPONSIBILITY, ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES
HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN
SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material.
Citigroup Global Markets Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Citigroup Global Markets Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

For information purposes only. This is not a confirmation. Trade details are subject to terms and conditions contained in our official confirmation. We may make markets, buy/sell as principal or have a position in financial products herein. An employee may be a director of, and we may perform or solicit investment banking or other services from any company herein. We do not guarantee that this information is accurate, complete or that any returns indicated will be achieved.

Price/availability is subject to change. This is not an offer to sell or a solicitation of any offer to buy any financial product. Changes to assumptions may have material impact on returns. For info, please contact your rep.

                                    EXHIBIT B

     SELECT FREE WRITING PROSPECTUSES AFTER TIME OF SALE FOR THE CLASS A-1A,
                     CLASS A-MA AND CLASS A-JA CERTIFICATES

Sent: Friday, April 11, 2008 12:14 PM
Subject: CMBS NEW ISSUE CGCMT 2008-C7 $1.85bn ** LAUNCH ** PUBLIC

CGCMT 2008-C7 $1.85bn PUBLICS - LAUNCH
Commercial Mortgage Pass-Through Certificates, Series 2008-C7

Pricing expected mid-day.

        Ratings    Class     WAL     Principal      Sub      Px
Class   S&P/Mdy     Size    (yrs)      Window     Levels    Guid     STATUS
-----   -------   -------   -----   -----------   ------   ------   -------
A-l     AAA/Aaa    18.100    2.29   05/08-01/12   30.00%   S+250a   SUBJECT
A-2A    AAA/Aaa   103.584    4.16   01/12-10/12   30.00%   S+275a   SUBJECT
A-2B    AAA/Aaa   225.000    5.21   07/13-07/13   30.00%   S+280a   SUBJECT
A-3     AAA/Aaa    77.953    6.26   06/14-11/14   30.00%   S+290a   SUBJECT
A-SB    AAA/Aaa    74.332    7.12   10/12-04/17   30.00%   S+255a   0.7x
A-4     AAA/Aaa   623.468    9.24   04/17-09/17   30.00%   S+225a   SUBJECT
A-M     AAA/Aaa   160.348    9.38   09/17-10/17   20.00%   S+375a   SUBJECT
A-J     AAA/Aaa   124.271    9.50   10/17-12/17   12.25%   S+600a   SUBJECT
A-lA    AAA/Aaa   172.498         ** NO LONGER AVAILABLE **            NA
A-MA    AAA/Aaa    24.643         ** NO LONGER AVAILABLE **            NA
A-JA    AAA/Aaa    19.097         ** NO LONGER AVAILABLE **            NA

Book Runners:     Citigroup Global Markets Inc. and Goldman Sachs & Co.

Co-Lead Managers: Citigroup Global Markets Inc. and Goldman Sachs & Co.

Co-Managers:      Merrill Lynch & Co. and Morgan Stanley & Co., Inc.

Rating Agencies:  S&P / Moody's

Loan Sellers:     Citigroup Global Markets Realty Corp. (58.2%)
                  Goldman Sachs Mortgage Company (41.8%)

Expected. Settle: April 25, 2008

Collateral:       97 Loans / 162 Properties

DSCR/LTV:         1.37x / 66.7%

Property Type:    Office 34.9%, Retail 28.3%, Hotel 15.2%,
                  Multifamily 11.7%, Industrial 4.2%, Other 5.7%

Geographic:       NY 18.4%, AZ 12.4%, LA 6.3%, MI 6.0%, AL 5.8%

Top 10 Loans:     47.5% of the pool, DSCR 1.42x, LTV: 63.7%

Top 3 Trust Assets             Balance     DSCR     LTV    %UPB
-------------------------   ------------   ----    ----    ----
One Liberty Plaza           $250,000,000   1.42x   56.7%   13.5%
Scottsdale Fashion Square   $225,000,000   1.48x   60.8%   12.2%
CGM RRI Hotel Portfolio     $ 68,428,702   1.33x   72.2%    3.7%

This offering is on the i-Deal system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF MORTGAGE-BACKED
SECURITIES The mortgage-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that the mortgage-backed securities, and the mortgage pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may vary from the description in these materials, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No.
333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Goldman, Sachs & Co. will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526. Alternatively, the depositor, Citigroup Global Markets Inc. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@citigroup.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS ANY
LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING
TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN
OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED, (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL, OR (4)
DISCLAIMERS OF LIABILITY OR RESPONSIBILITY, ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES
HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN
SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material.
Citigroup Global Markets Inc. and Goldman, Sachs & Co. do not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Citigroup Global Markets Inc. or Goldman, Sachs & Co. imposing any limitation of any kind.

For information purposes only. This is not a confirmation. Trade details are subject to terms and conditions contained in our official confirmation. We may make markets, buy/sell as principal or have a position in financial products herein. An employee may be a director of, and we may perform or solicit investment banking or other services from any company herein. We do not guarantee that this information is accurate, complete or that any returns indicated will be achieved.

Price/availability is subject to change. This is not an offer to sell or a solicitation of any offer to buy any financial product. Changes to assumptions may have material impact on returns. For info, please contact your rep.